UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2011

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On April 1, 2011, Vyteris, Inc. (the “Company” or the “Registrant”) executed an Agreement and Plan of Merger (the “Merger Agreement”) with MediSync BioServices, Inc. (“MediSync”), the Company and VYHNSUB, Inc. (the “Merger Sub”), pursuant to which the Merger Sub will be merged with and into MediSync, with MediSync continuing as the surviving corporation and a wholly-owned subsidiary of Company (the “Merger”).  MediSync is the business of consolidating preclinical and contract research organization “CRO” and related businesses, including site management organizations (“SMO”), which sub-contract clinical trial-related responsibilities from a CRO or pharmaceutical/biotechnology company, and post marketing surveillance companies, which monitor pharmaceutical drugs and devices after release into the market.

On April 6, 2011, the Company, Merger Sub and MediSync consummated the Merger by filing a Certificate of merger with the Secretary of State of the State of Delaware.  As a result of the Merger, the business of MediSync will be wholly owned and operated by Company.

The following is a summary of certain terms and conditions set forth in the Merger Agreement.

Purchase Price

The Company has agreed to pay the following consideration, consisting of common stock and warrants and options to purchase common stock of Vyteris, to the holders of debt and equity securities of MediSync in connection with the Merger:

•	To the holders of MediSync common stock, five shares of the Company’s common stock for each share of MediSync’s common stock.

•	To the holders of convertible notes and other indebtedness of MediSync, five shares of the Company’s common stock for each $1.00 of MediSync debt.

•
To the holders of MediSync warrants, warrants to purchase five shares of the Company’s common stock, at  a $0.20 exercise price and with a five year term, for each MediSync warrant to purchase (i) a share of MediSync common stock and (ii) $1 of convertible note to be issued by MediSync.

•
To the holders of MediSync options, options to purchase five shares of the Company’s common stock, at a $.20 exercise price and with a 10 year term, for each option to purchase a share of MediSync common stock.

In total, (i) 25,816,283 shares of Company common stock shall be issued to holders of MediSync common stock, convertible notes and other indebtedness, (ii) warrants to purchase 2,090,000 shares of Company common stock shall be issued to holders of MediSync warrants and (iii) options to purchase 1,683,750 shares of Company common stock shall be issued to holders of MediSync options.

By agreement of the Boards of Directors of the parties, each share of MediSync common stock, and all warrants, options and convertible indebtedness of MediSync, were valued at $1.00 per share of MediSync common stock, and each share of Registrant common stock was valued at $0.20 (which was the per share conversion price in the June 2010 convertible note financing transaction consummated by the Registrant and the most recent private placement transaction by the Registrant prior to the August 2010 negotiations regarding the purchase price for the acquisition of MediSync).  The transaction was approved by both Boards of Directors in March 2011.

The Acquired MediSync Stock shall be acquired from the shareholders of MediSync (which were shareholders of MediSync immediately prior to the Merger).  Of the shareholders of MediSync, the following have a material relationship between them and either the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer.

Name of MediSync Shareholder	Nature of Material Relationship with Registrant or its Affiliates, Directors and Officers
Spencer Trask Specialty Group and affiliates	Controlling shareholder of Registrant (with under 10% equity interest in MediSync)
Eugene Bauer, M.D.	Director, noteholder and shareholder (noncontrolling) of Registrant
Eugene Burleson	Director of Registrant
Joel Kanter	Director, noteholder and shareholder (noncontrolling) of Registrant
Dov Ehrlich	Management of MediSync

A copy of the Merger Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Merger and the Merger Agreement purports to describe the material terms; however, this description does not purport to be materially complete and is qualified in its entirety by reference to the full Merger Agreement set forth in Exhibit 10.1.

The following financial statements and management’s discussion and analysis of MediSync use its best efforts to file in an amendment to this Current Report on Form 8-K no later than May 15, 2011 pursuant to Item 9.01 of Form 8-K and shall be attached thereto as exhibits:

1.  Audited financial statements of MediSync for the years ended December 31, 2009 and December 31, 2010, respectively.
2.  Management’s Discussion and Analysis of MediSync for the periods for which financial statements are provided in 1. above.
3.  Pro forma balance sheet for the year ended December 31, 2010 and pro forma statements of operations for the years ended December 31, 2009 and December 31, 2010.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01 above for all information required to be set forth in this Item 2.01, and all such information is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation of a Registrant.

As a result of the Merger, Registrant assumed, as of April 6, 2011, outstanding liabilities of MediSync, in an aggregate amount of $1,896,361.  The following table identifies the material liabilities and their respective amount as of April 4, 2011, which is the latest practicable date, for which this information is available:

Description of Liability	Repayment Terms, if any	Amount as of April 4, 2011
Professional Legal Fees	None	$570,000
Chicago Investment, Inc. Consulting Fees	None	$504,000
Joel Kanter Services Agreement	None	$434,000
S. Greenburg Consulting Fees	None	$46,000
Directors’ Reimbursement	None	$75,000
Note Payable to J. Laragan	7% interest per annum; Due 6/30/2011	$33,000
Note Payable to D. Ehrlich	6% interest per annum; Due 8/30/2011	$53,000

Item 3.02  Unregistered Sales of Equity Securities

As a result of the Merger, on April 6, 2011, (i) 25,816,283 shares of Registrant common stock were issued to holders of MediSync common stock, convertible notes and other indebtedness, (ii) warrants to purchase 2,090,000 shares of Registrant common stock (with an exercise price of $0.20 and a five year term) (with an exercise price of $0.20 and a ten year term) were issued to holders of MediSync warrants, and (iii) options to purchase 1,683,750 shares of Registrant common stock were issued to holders of MediSync options.  The consideration to be received for issuance of: (i) the 25,816,283 shares of Registrant’s common stock was 2,989,805 shares of MediSync common stock and $2,173,452 of convertible notes and other indebtedness; (ii) the warrants to purchase 2,090,000 shares of Registrant’s common stock was 418,000 warrants to purchase MediSync common stock; and (iii) the options to purchase 1,683,750 shares of Registrant’s common stock  was 336,750 MediSync options.

The exemption from registration claimed is under Section 4(2) of the Securities Act of 1933.  Each MediSync shareholder, warrant holder, option holder and debtholder will have signed and delivered a transfer letter to Registrant in which it represents that: (i) it has enough knowledge and experience in financial and business matters to evaluate the risks and merits of the Merger; and to bear the economic risk of receipt of Registrant securities; (ii) that it has had access to all of the type of information regarding Registrant it normally would have received in a prospectus; and (iii) that it will not resell or distribute the securities of Registrant received by it to the public.  Registrant also confirms that it has not used any form of public solicitation or general advertising in connection with the issuance of its equity securities in connection with the Merger.

Item 8.01  Other Events

The following sets forth a description of the MediSync business.

DESCRIPTION OF BUSINESS

MediSync was formed in 2006 for the purpose of acquiring and consolidating CROs and related businesses, including but not limited to (i) SMOs, which sub-contract clinical trial-related responsibilities from CROs and pharmaceutical/biotechnology companies, (ii) post marketing surveillance companies, which monitor pharmaceutical drugs or devices after release into the market and (iii) clinical, regulatory and litigation consulting companies.  We believe that MediSync’s current and future operations serve a growing demand for outsourced clinical research and related services in the pharmaceutical and biomedical industries.  We further believe that each CRO and related business that MediSync acquires (each, an “Acquired Business”) may benefit from (a) potential cost savings and efficiencies proposed by the consolidation model, (b) the sharing of, and collaboration on, clinical research studies among the Acquired Businesses, (c) new services offered by other Acquired Businesses, and (d) synergistic efficiencies caused by MediSync’s consolidation with the existing Vyteris infrastructure.

The CRO Industry

CROs provide a wide range of pharmaceutical research and device-development services to the pharmaceutical, biotechnology, and medical device industries, including, but not limited to, product development and formulation, clinical trial management, and data management services to conform to Food and Drug Administration (FDA) regulations.  The CRO industry revenue was predicted to approach $20 billion in 2010, or approximately one-third of research and development spending for the pharmaceutical and biotechnology sectors.1 Several analyst reports and studies have demonstrated a growing trend in pharmaceutical and biotechnology companies’ reliance on the outsourcing of clinical research and related services to CROs and similar organizations. For example, in mid-2009, it was estimated that approximately 25% of all biopharmaceutical drug development was being outsourced, representing a CRO market greater than $22 billion.2  Some industry analysts anticipate that the rate of outsourcing to CROs will accelerate, approaching 40% over the next several years.3

1 CRO Market, www.acrohealth.org/cro-market1.html, as of March 6, 2011.
2 J.P. Morgan, CRO Report, July 16, 2009.
3 Goldman Sachs, Americas:  Healthcare Services:  Pharmaceutical Services, October 20, 2009.

In addition, approximately $125 billion of revenue from patent-protected drugs may no longer be available in the next few years, due to recent and upcoming patent expirations.4 As a result, pressure on pharmaceutical companies to revive drug development pipelines has intensified.5 We believe that this pressure will lead to new drug development opportunities for CROs and related businesses.

Acquisition Strategy

We anticipate that MediSync’s Acquired Businesses will consist of companies that play an integral role in assisting pharmaceutical and biotechnology companies with the development of, and strategies relating to, drugs, biologics and medical devices.  With respect to MediSync’s acquisition targets, we intend to focus on privately owned and operated companies that are profitable (after making certain pro-forma acquisition adjustments), have at least five years of operating history, and have built a good reputation through working with numerous well-known pharmaceutical and/or biotechnology customers.  We plan to build value (i) through programs designed to drive incremental new revenues, (ii) by benefiting from economies of scale, proactive business development and marketing initiatives, centralized management and information systems, and “brand name” identification, and (iii) by broadening the scope of services offered by each of the Acquired Businesses.

With respect to the Acquired Businesses, we plan to strategically:

•	contribute expansion capital as appropriate and available;
•	increase operational efficiencies;
•	leverage the unique specialties and areas of expertise of each Acquired Business;
•	create new revenue streams through new service offerings;
•	leverage cost savings through economies of scale;
•	operate throughout the U.S. and subsequently embark upon a global expansion; and
•	carefully monitor the synergies among the Acquired Businesses to effectively nurture organic growth of their businesses.

We intend to cause each Acquired Business to maintain its own identity and specialty skills while at the same time benefiting from operating efficiencies and lower overhead costs.  Because we plan to target small- to mid-size companies, we believe that a consolidation of resources of such companies could significantly contribute to the expansion of operations, resulting in increased revenues.  We believe that our acquisition of carefully selected companies with complementary attributes and expertise will contribute to an inherent synergy, thereby allowing the Acquired Businesses to source, and collaborate on, clinical research studies among one another.  Through this cross pollenization, MediSync can expand its operations by offering a larger range of services provided by each of its unique Acquired Businesses to potential customers.

We anticipate MediSync’s organizational structure to be as follows:

4 Washington Drug Letter, FDA News, Vol. 42 No. 42, October 25, 2010.
5 J.P. Morgan, CRO Report, July 16, 2009.

MediSync is pursuing acquisition targets with respect to its pipeline, which we intend to pursue for closing by the end of the first quarter of 2012.  These include the following:

•
Potential extension of agreement with scientific consulting firm across a variety of business applications to industry and counsel in (i) assisting clients with the navigation of clinical and regulatory requirements, and (ii) supporting clients in defending their products in a variety of legal actions. Transaction terms include a total purchase price up to $7.3 million consisting of (i) $4.3 million in cash; (ii) $1.0 million in purchase money promissory note; (iii) 3.75 million shares of Company common stock valued at $0.8 million; and (iv) earn outs of up to $1.2 million over three years.

•
Signed letter of intent with a service management organization specializing in trials requiring a controlled environment.  Transaction terms include a total purchase price of $10.0 million consisting of (i) $8.0 million in cash; and (ii) $550,000 in Vyteris common stock, along with a $1.2 million earn out.  Due diligence, as well as an audit of the targets financial statements, is underway.

•
Negotiations underway with a CRO with a 50 bed research unit.  Transaction terms anticipated to include a total purchase price of $12.5 million, with $10.0 million in cash and $1.0 million in equity, with a $1.5 million three-year earn out.

•
Negotiations underway with an international CRO.  Transaction terms anticipated to include a total purchase price of $7.5 million, with $1.0 million in cash and $4.0 million in equity, with $2.5 million in a combination of purchase money notes and/or earn outs.

•
Negotiations underway with a research company which specializes in post-marketing surveillance.  Transaction terms anticipated to include a total purchase price of $7.5 million, with $4.0 million in cash, $1.8 million in earn out and $0.9 million in each of a purchase money note and equity.

There can be no assurances whether any or all of the above described acquisitions will be consummated or if financing can be secured therefor, and if so for any acquisition or financing, on what terms.

MARKET PRICE OF AND DIVIDENDS ON MEDISYNC’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no trading market for MediSync’s common equity.   As of April 1, 2011, MediSync had 32 shareholders of record.  MediSync has not paid dividends to its stockholders and has no plans to do so in the future.

Equity Compensation Plan Information

The following table provides information regarding options outstanding as of April 4, 2011.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders:
MediSync Long Term Incentive Plan	-	$-	-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.  The required financial statements  and related management’s discussion and analysis will be filed pursuant to an amendment to this Current Report on Form 8-K to be filed with the SEC no later than May 15, 2011.

(b)  Pro Forma Financial Information.  The required pro forma financial statements shall be filed pursuant to an amendment to this Current Report on Form 8-K to be filed with the SEC no later than May 15, 2011.

(c)  Exhibits

Exhibit Number	Description of Exhibit
10.1	Agreement and Plan of Merger, dated April 1, 2011, by and among Vyteris, Inc., MediSync BioServices, Inc. and VYHNSUB, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Haro Hartounian
Name: Haro Hartounian
Title: Chief Executive Officer
Dated: April 7, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Agreement and Plan of Merger, dated April 1, 2011, by and among Vyteris, Inc., MediSync BioServices, Inc. and VYHNSUB, Inc.